SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 28, 2011

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
_____________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 1, 2011, Harbin Electric, Inc., a Nevada corporation (the “Company”), completed its merger (the “Merger”) with Tech Full Electric Acquisition, Inc., a Nevada corporation (“Merger Sub”) and a wholly owned, direct subsidiary of Tech Full Electric Company Limited, a Cayman Islands exempted company (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated June 19, 2011, as amended on October 7, 2011 (the “Merger Agreement”), by and among, Parent, Merger Sub, the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent.  Parent is controlled by Mr. Tianfu Yang, the Company’s Chairman and Chief Executive Officer.

Item 1.01	Entry into a Material Definitive Agreement

On October 28, 2011, in connection with the Merger, the Company and China Development Bank Corporation, Hong Kong Branch (“CDB”) entered into a Supplemental Agreement dated October 25, 2011 to the Term Loan Facility Agreement dated November 22, 2010 by and between the Company and CDB (the “Supplemental Agreement”), pursuant to which, among other things, CDB consented to the Company’s consummation of the Merger pursuant to the Merger Agreement.  A copy of the Supplemental Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2011, in connection with the completion of the Merger, the Company notified the Nasdaq Stock Market ( “Nasdaq”) of its intent to remove its common stock, par value $0.0001 (“Company Common Stock”) from listing on Nasdaq and requested Nasdaq to file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister the Company Common Stock. The Company will file with the SEC a notification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each outstanding share of the Company Common Stock was converted into the right to receive $24.00 per share in cash, without interest, excluding shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub, or any wholly-owned subsidiary of the Company immediately prior to the Merger.  Shares of the Company Common Stock beneficially owned by Mr. Tianfu Yang and his affiliates, affiliates of Abax Global Capital, and certain of the Company’s directors, officers and employees (collectively, the “Rollover Shareholders”) were contributed to Parent prior to the Effective Time and cancelled in exchange for ownership interests in Parent’s holding company.  In addition, at the Effective Time, each option to purchase Company Common Stock (each, a “Company Stock Option”) granted under the  Company’s 2005 Stock Option Plan, any employment agreement, director agreement, or any other stock purchase or equity compensation plan, arrangement or agreement of the Company, whether vested or unvested, that was outstanding at the Effective Time was cancelled and, in exchange therefor, the Company paid to each former holder of any such cancelled Company Stock Option immediately following the Merger an amount in cash (without interest, and subject to deduction for any required compensation-related withholding tax) equal to the number of shares of Company Common Stock subject to such Company Stock Option multiplied by the amount by which $24.00 exceeds the exercise price per share of such Company Stock Option.

Item 5.01.	Changes in Control of Registrant.

On November 1, 2011, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly-owned subsidiary of Parent.

The aggregate consideration to be paid in connection with the Merger is approximately $768.5 million. The consideration will be funded through a combination of (i) the contribution of 12,695,384 shares of the Company Common Stock to Parent by the Rollover Stockholders (the equivalent of $304.7 million based upon the per share merger consideration of $24.00), (ii) the proceeds from the issuance and sale of notes in an amount of $25 million pursuant and subject to a  note purchase agreement between Abax Emerald Ltd., as note purchaser and Tianfu Investments Limited, (iii) the proceeds from a cash investment in ordinary shares of Tianfu Investments Limited by certain affiliates of Abax Global Capital in an amount of approximately $38.8 million, and (iv) a debt financing of $400 million pursuant to a facility agreement, dated June 9, 2011, by and between Parent and China Development Bank Corporation Hong Kong Branch.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference. A copy of the press releases announcing the commencement of the closing of the Merger and the completion of the Merger are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.  As of the Effective Time, Boyd Plowman, David Gatton, Ching Chuen Chan, Yunyue Ye and Lanxiang Gao are no longer directors of the Company.  Tianfu Yang remains as a director of the Company following the Effective Time.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s Articles of Incorporation were amended and restated, effective November 1, 2011. A copy of the Company’s Amended and Restated Articles of Incorporation are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.   In connection with the consummation of the Merger, the Company’s Bylaws were amended and restated, effective November 1, 2011. A copy of the Company’s Amended and Restated Bylaws are attached as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a) –(c)	Not applicable.

(d)	Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of June 19, 2011, by and among the Company, Parent and Merger Sub (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on June 20, 2011)

2.2
Amendment to Agreement and Plan of Merger, dated as of October 7, 2011, by and among the Company, Parent and Merger Sub (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on October 11, 2011)

3.1	Amended and Restated Articles of Incorporation of the Company, adopted November 1, 2011
3.2	Amended and Restated Bylaws of the Company adopted November 1, 2011
10.1	Supplemental Agreement dated October 25, 2011 by and between the Company and China Development Bank Corporation, Hong Kong Branch
99.1	Press release, dated November 1, 2011
99.2	Press release, dated November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.
	By:	/s/ Tianfu Yang
		Name:	Tianfu Yang
		Title:	Chairman and Chief Executive Officer
Dated: November 3, 2011